Exhibit 99.1
FOR IMMEDIATE RELEASE

Ultimate Reports Q3 2012 Financial Results

•	Record Q3 Recurring Revenues of $67.5 Million, Up by 23%

•	Record Q3 Total Revenues of $82.6 Million, Up by 22%

•	Non-GAAP Operating Income of $14.2 Million, Up by 65%

Weston, FL, October 30, 2012 — Ultimate Software (Nasdaq: ULTI), a leading cloud provider of people management solutions, announced today its financial results for the third quarter of 2012. For the quarter ended September 30, 2012, Ultimate reported recurring revenues of $67.5 million, a 23% increase, and total revenues of $82.6 million, a 22% increase, both compared with 2011’s third quarter. GAAP net income for the third quarter of 2012 was $4.7 million, or $0.16 per diluted share, versus GAAP net income of $1.1 million, or $0.04 per diluted share, for the third quarter of 2011.

Non-GAAP net income, which excludes stock-based compensation and amortization of acquired intangible assets, was $8.1 million, or $0.29 per diluted share, for the third quarter of 2012, compared with non-GAAP net income of $4.9 million, or $0.18 per diluted share, for the third quarter of 2011. See “Use of Non-GAAP Financial Information” below.

“Our third quarter results were consistent with expectations in our three most important goal areas: growth in recurring revenues, customer retention, and growth in our operating margin. Our recurring revenues were up by more than 23% for the quarter to $67.5 million while our annualized customer retention rate was greater than 96% and our operating margin was just over 17%,” said Scott Scherr, CEO, president, and founder of Ultimate. “Our new customers continued to attach talent, time, and tax management products to their core purchases, and market demand metrics for our solutions continued to be strong in the third quarter.

“In early October, we showcased our latest version of UltiPro at the HR Technology Conference. With this release, we have strengthened our go-to-market strategy by delivering deeper global HCM capabilities and a number of other enhancements, such as significant advances in payroll processing speed for very large organizations, more configurable talent management for richer employee performance management, and cloud connectivity through an ecosystem of partners that includes CERTPOINT Systems, Informatica, and Yammer. All of our cloud customers are live on this release.”

Ultimate’s financial results teleconference will be held today, October 30, 2012, at 5:00 p.m. Eastern Time, through Vcall at http://www.investorcalendar.com/IC/CEPage.asp?ID=167841. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

•
Recurring revenues grew by 23% for the third quarter of 2012 compared with 2011’s third quarter. The increase was primarily attributable to revenue growth from our Software-as-a-Service (“SaaS”) offering. Recurring revenues for the third quarter of 2012 were 82% of total revenues as compared with 81% of total revenues for the same period of last year.

•
Our operating income increased 65%, on a non-GAAP basis, for the third quarter of 2012 to $14.2 million as compared with $8.6 million for the same period last year. Our non-GAAP operating margin was 17.2% for this year’s third quarter versus 12.7% for last year’s third quarter.

•	Ultimate’s annualized retention rate exceeded 96% for its existing recurring revenue customer base as of September 30, 2012.

ULTI — Third Quarter 2012 Results. p. #PageNum#

•
The combination of cash, cash equivalents, and marketable securities was $82.9 million as of September 30, 2012, compared with $55.3 million as of December 31, 2011. Cash flows from operating activities for the quarter ended September 30, 2012 were $9.6 million, compared with $8.4 million for the same period last year. For the nine months ended September 30, 2012, Ultimate generated $32.3 million in cash from operations compared with $23.6 million for the nine months ended September 30, 2011.

•	Days sales outstanding were 64 days at September 30, 2012, representing a reduction of seven days compared with days sales outstanding at December 31, 2011.

Financial Outlook

Ultimate provides the following financial guidance for the 2012 full year and preliminary financial guidance for the 2013 full year:

For the year 2012:

•	Recurring revenues to increase by approximately 25% over 2011,

•	Total revenues to increase by approximately 23% over 2011, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 15%.

For the year 2013, preliminary:

•	Recurring revenues to increase by approximately 26% over 2012,

•	Total revenues to increase by approximately 24% over 2012, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 17%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release. Non-cash stock-based compensation expense for 2012 and 2013 is expected to be approximately $20.0 million and $37.0 million, respectively.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate
Ultimate is a leading SaaS provider of people management solutions, with more than 8,000,000 people records in the cloud. Built on the belief that people are the most important ingredient of any business, Ultimate’s award-winning UltiPro delivers HR, payroll, talent, time, and tax management solutions that seamlessly connect people with the information and resources they need to work more effectively. Founded in 1990, the company is headquartered in Weston, Florida, and has more than 1,500 professionals focused on developing the highest quality solutions and services. In 2012, Ultimate was ranked #25 on FORTUNE’S “100 Best Companies to Work For” list. Ultimate has more than 2,300 customers with employees in 115 countries, including Adobe Systems Incorporated, The Container Store, Culligan International, Major League Baseball, The New York Yankees Baseball Team, and Texas Roadhouse. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369

ULTI — Third Quarter 2012 Results. p. #PageNum#

Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Recurring	$67,505	$54,689	$193,014	$156,639
Services	15,127	12,794	46,161	38,284
License	–	267	915	1,537
Total revenues	82,632	67,750	240,090	196,460
Cost of revenues:
Recurring	19,390	16,521	57,729	46,757
Services	16,454	13,073	47,820	39,106
License	–	61	208	334
Total cost of revenues	35,844	29,655	105,757	86,197
Gross profit	46,788	38,095	134,333	110,263
Operating expenses:
Sales and marketing	17,218	15,002	53,327	47,649
Research and development	14,065	13,256	45,750	37,593
General and administrative	6,224	4,995	18,495	16,370
Total operating expenses	37,507	33,253	117,572	101,612
Operating income	9,281	4,842	16,761	8,651
Other (expense) income:
Interest and other expense	(178)	(64)	(354)	(365)
Other income, net	47	17	90	77
Total other expense, net	(131)	(47)	(264)	(288)
Income before income taxes	9,150	4,795	16,497	8,363
Provision for income taxes	(4,493)	(3,710)	(8,163)	(6,057)
Net income	$4,657	$1,085	$8,334	$2,306
Net income per share:
Basic	$0.17	$0.04	$0.31	$0.09
Diluted	$0.16	$0.04	$0.29	$0.08
Weighted average shares outstanding:
Basic	26,852	25,767	26,634	25,733
Diluted	28,495	27,747	28,312	27,790

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The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”) and the amortization of acquired intangibles that are recorded in Ultimate’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Stock-based compensation expense:
Cost of recurring revenues	$658	$341	$1,809	$1,020
Cost of services revenues	688	360	1,854	1,107
Sales and marketing	1,886	1,734	5,332	5,244
Research and development	532	403	1,848	1,197
General and administrative	1,136	902	3,274	2,791
Total non-cash stock-based compensation expense	$4,900	$3,740	$14,117	$11,359
Amortization of acquired intangibles:
General and administrative	$—	$27	$—	$83

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THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of	As of
	September 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$73,143	$46,149
Investments in marketable securities	8,709	7,584
Accounts receivable, net	57,472	56,186
Prepaid expenses and other current assets	24,689	22,944
Deferred tax assets, net	1,353	1,277
Total current assets before funds held for clients	165,366	134,140
Funds held for clients	144,196	118,660
Total current assets	309,562	252,800
Property and equipment, net	35,547	24,486
Capitalized software, net	752	1,765
Goodwill	3,025	3,025
Investments in marketable securities	1,069	1,546
Other assets, net	16,329	15,056
Deferred tax assets, net	19,637	20,142
Total assets	$385,921	$318,820
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,912	$6,265
Accrued expenses	17,577	11,589
Deferred revenue	83,334	83,416
Capital lease obligations	3,096	2,694
Other borrowings	2,362	–
Total current liabilities before client fund obligations	111,281	103,964
Client fund obligations	144,196	118,660
Total current liabilities	255,477	222,624
Deferred revenue	1,720	3,147
Deferred rent	2,919	3,384
Capital lease obligations	2,641	2,175
Other borrowings	2,765	–
Income taxes payable	1,866	1,866
Total liabilities	267,388	233,196

Stockholders’ equity:
Preferred Stock, $.01 par value	–	–
Series A Junior Participating Preferred Stock, $.01 par value	–	–
Common Stock, $.01 par value	309	302
Additional paid-in capital	266,371	242,100
Accumulated other comprehensive income (loss)	240	(57)
Accumulated deficit	(39,637)	(47,971)
	227,283	194,374
Treasury stock, at cost	(108,750)	(108,750)

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Total stockholders’ equity	118,533	85,624
Total liabilities and stockholders’ equity	$385,921	$318,820

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Nine Months Ended
	September 30,
	2012	2011
Cash flows from operating activities:
Net income	$8,334	$2,306
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	9,961	8,688
Provision for doubtful accounts	722	1,220
Non-cash stock-based compensation expense	14,117	11,359
Income taxes	7,933	5,933
Excess tax benefits from employee stock plan	(7,504)	(4,323)
Changes in operating assets and liabilities:
Accounts receivable	(2,008)	(262)
Prepaid expenses and other current assets	(620)	(2,789)
Other assets	(1,273)	(2,440)
Accounts payable	(1,353)	466
Accrued expenses and deferred rent	5,523	2,183
Deferred revenue	(1,509)	1,285
Net cash provided by operating activities	32,323	23,626
Cash flows from investing activities:
Purchases of marketable securities	(10,706)	(10,801)
Maturities of marketable securities	10,058	10,122
Net purchases of client funds securities	(25,536)	(27,821)
Purchases of property and equipment	(12,243)	(10,728)
Net cash used in investing activities	(38,427)	(39,228)
Cash flows from financing activities:
Repurchases of Common Stock	–	(17,310)
Net proceeds from issuances of Common Stock	7,555	8,421
Excess tax benefits from employee stock plan	7,504	4,323
Shares acquired to settle employee tax withholding liability	(5,076)	(3,874)
Principal payments on capital lease obligations	(2,504)	(2,238)
Repayments of borrowings	(214)	–
Net increase in client fund obligations	25,536	27,821
Net cash provided by financing activities	32,801	17,143
Effect of foreign currency exchange rate changes on cash	297	(214)
Net increase in cash and cash equivalents	26,994	1,327
Cash and cash equivalents, beginning of period	46,149	40,889
Cash and cash equivalents, end of period	$73,143	$42,216
Supplemental disclosure of cash flow information:
Cash paid for interest	$308	$184
Cash paid for income taxes	$365	$547
Supplemental disclosure of non-cash financing activities:

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Ultimate entered into capital lease obligations to acquire new equipment totaling $3.4 million and $2.3 million for the nine months ended September 30, 2012 and 2011, respectively. Ultimate purchased perpetual licenses with third-party vendors, totaling $6.5 million, payable over a three year period, of which payments totaling $2.5 million were made during the nine months ended September 30, 2012.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Non-GAAP operating income reconciliation:
Operating income	$9,281	$4,842	$16,761	$8,651
Operating income, as a % of total revenues	11.2%	7.1%	7.0%	4.4%
Add back:
Non-cash stock-based compensation expense	4,900	3,740	14,117	11,359
Non-cash amortization of acquired intangible assets	—	27	—	83
Non-GAAP operating income	$14,181	$8,609	$30,878	$20,093
Non-GAAP operating income, as a % of total revenues	17.2%	12.7%	12.9%	10.2%
Non-GAAP net income reconciliation:
Net income	$4,657	$1,085	$8,334	$2,306
Add back:
Non-cash stock-based compensation expense	4,900	3,740	14,117	11,359
Non-cash amortization of acquired intangible assets	—	27	—	83
Income tax effect	(1,409)	90	(4,696)	(2,173)
Non-GAAP net income	$8,148	$4,942	$17,755	$11,575
Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.16	$0.04	$0.29	$0.08
Add back:
Non-cash stock-based compensation expense	0.17	0.13	0.5	0.41
Non-cash amortization of acquired intangible assets	—	—	—	—
Income tax effect	(0.04)	0.01	(0.16)	(0.07)
Non-GAAP net income, per diluted share	$0.29	$0.18	$0.63	$0.42
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	26,852	25,767	26,634	25,733
Diluted	28,495	27,747	28,312	27,790
(1) The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

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Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income (and non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and nine months ended September 30, 2012, stock-based compensation expense was $4.9 million and $14.1 million, respectively, on a pre-tax basis. For the three and nine months ended September 30, 2011, stock-based compensation expense was $3.7 million and $11.4 million, respectively, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. There was no amortization of acquired intangible assets for the three and nine months ended September 30, 2012. For the three and nine months ended September 30, 2011, the amortization of acquired intangible assets was $27 thousand and $83 thousand, respectively. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.